As filed with the Securities and Exchange Commission on December 15, 1999
                                                 Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                             ----------------------

                        CONSOLIDATED NATURAL GAS COMPANY
             (Exact name of Registrant as specified in its charter)


            Delaware                                    13-0596475
(State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)
                            -------------------------

                                    CNG Tower
                               625 Liberty Avenue
                       Pittsburgh, Pennsylvania 15222-3199
                                 (412) 690-1000
   (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)


                                David M. Westfall
                Senior Vice President and Chief Financial Officer
                        Consolidated Natural Gas Company
                                    CNG Tower
                               625 Liberty Avenue
                       Pittsburgh, Pennsylvania 15222-3199
                                 (412) 690-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            -------------------------

                        Copies of all communications to:

        Stephen E. Williams, Esq.                      Gary W. Wolf, Esq.
Senior Vice President and General Counsel           Cahill Gordon & Reindel
     Consolidated Natural Gas Company                    80 Pine Street
                CNG Tower                           New York, New York 10005
            625 Liberty Avenue                           (212) 701-3000
   Pittsburgh, Pennsylvania 15222-3199
              (412) 690-1000

                            -------------------------

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective when warranted by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. / /

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                 Proposed Maximum   Proposed Maximum     Amount of
            Title of Each Class of               Amount To Be     Offering Price        Aggregate       Registration
          Securities To Be Registered             Registered     Per Security (1)       Price (1)           Fee
----------------------------------------------------------------------------------------------------------------------
Debt Securities.............................    $1,000,000,000         100%          $1,000,000,000       $264,000
======================================================================================================================


(1) Estimated solely for purposes of computing the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securiites and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


PROSPECTUS            Subject to Completion, Dated December 15, 1999





                                 $1,000,000,000

                        Consolidated Natural Gas Company

                                 Debt Securities


     We may offer from time to time our debt securities, which may be offered separately or together in one or more series, up to an aggregate public offering price of $1,000,000,000. The debt securities will be offered at individual prices and on terms to be determined in light of market conditions at the time of the offering and in conformity with the requirements of the Public Utility Holding Company Act of 1935.

     The specific terms of the debt securities in respect of which this prospectus is being delivered will be set forth in one or more prospectus supplements.

     We are a Delaware corporation organized on July 21, 1942. Our principal executive offices are located at CNG Tower, 625 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3199, and our telephone number is (412) 690-1000.

                             -----------------------


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                             -----------------------


          The date of this prospectus is                ,     .

                  --------------------------------------------


                                TABLE OF CONTENTS
                                                                            Page

Where You Can Find More Information...........................................1
Forward-Looking Statements....................................................2
The Company and Its Subsidiaries..............................................3
Information on Dominion Resources, Inc........................................4
Use of Proceeds...............................................................4
Certain Terms and Descriptions of Debt Securities and Indenture...............4
Book-Entry Securities........................................................12
Plan of Distribution.........................................................14
Legal Opinions...............................................................14
Experts......................................................................15

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The Exchange Act file number for our SEC filings is 1-03196. You may read and copy any document we file at the following SEC public reference rooms:

Judiciary Plaza            500 West Madison Street     7 World Trade Center
450 Fifth Street, N.W.     14th Floor                  Suite 1300
Room 1024                  Chicago, Illinois  60661    New York, New York  10048
Washington, D.C. 20549

     You may obtain information on the operation of the public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

     We file information electronically with the SEC. Our SEC filings are available from the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically. We maintain an Internet site at http://www.cng.com, which also contains the documents we file electronically with the SEC.

     Our annual, quarterly and special reports, proxy statements and other information may also be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which certain of our securities are traded.

     The SEC allows us to "incorporate by reference" certain documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered a part of this prospectus, and information in the documents that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

     o our Annual Report on Form 10-K for the year ended December 31, 1998;

     o our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1999, June 30, 1999 and September 30, 1999;

     o our Current Reports on Form 8-K filed on March 1, 1999, May 7, 1999, May 20, 1999 and July 1, 1999;

     o our definitive proxy statement dated February 22, 1999; and

     o our definitive joint proxy statement/prospectus dated May 24, 1999.

     We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus, including any beneficial owner. To request a copy of any or all of these documents, you should write or telephone us at the following address and telephone number:

                           Consolidated Natural Gas Company
                           CNG Tower, 625 Liberty Avenue
                           Pittsburgh, PA 15222-3199
                           Attention:  Corporate Secretary
                           Telephone No. (412) 690-1183

                           FORWARD-LOOKING STATEMENTS

     This document includes and incorporates "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by the context of the statement and will include words such as we "believe," "anticipate," "expect" or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such statements may address future events and conditions concerning our pending merger with Dominion Resources, Inc., capital expenditures, earnings, risk management, litigation, year 2000 technology issues and costs, environmental matters, rate and other regulatory matters, liquidity and capital resources, and financial accounting and reporting matters. Actual results in each instance could differ materially from those currently anticipated in such statements, due to factors such as: natural gas and electric industry restructuring, including ongoing state and federal activities; the weather; demographics; general economic conditions and specific economic conditions in our distribution service areas; developments in the legislative, regulatory and competitive environment in which we operate; and other circumstances affecting anticipated revenues and costs.

     Risks in connection with our year 2000 efforts include our ability to identify, correct and test, in a timely manner, potential year 2000 problems which could have a significant impact on specific businesses, functions or processes, and the ability of third party vendors, business partners and customers to ensure year 2000 readiness of their systems and business operations.

                        THE COMPANY AND ITS SUBSIDIARIES

     We are engaged solely in the business of owning and holding the outstanding securities of directly owned subsidiary companies. We are a public utility holding company regulated under the Public Utility Holding Company Act of 1935.

     We (through our subsidiaries) are engaged in all phases of the natural gas business -- distribution, transmission and exploration and production. Our principal subsidiaries are described below.

     Our public utility subsidiaries are The East Ohio Gas Company, The Peoples Natural Gas Company, Virginia Natural Gas, Inc. and Hope Gas, Inc. Principal cities served at retail are: Cleveland, Akron, Youngstown, Canton, Warren, Lima, Ashtabula and Marietta in Ohio; Pittsburgh (a portion), Altoona and Johnstown in Pennsylvania; Norfolk, Newport News, Virginia Beach, Chesapeake, Hampton and Williamsburg in Virginia; and Clarksburg and Parkersburg in West Virginia.

     CNG Transmission Corporation operates a regional interstate pipeline system and provides gas transportation and storage services to each of our public utility subsidiaries and to non-affiliated utilities, end-users and others in the Midwest, the Mid-Atlantic states and the Northeast. Through its wholly owned subsidiary, CNG Iroquois, Inc., CNG Transmission holds a 16 percent general partnership interest in the Iroquois Gas Transmission System, L.P., that owns and operates an interstate natural gas pipeline extending from the Canada-United States border near Iroquois, Ontario, to Long Island, New York. The Iroquois pipeline transports Canadian gas to utility and power generation customers in metropolitan New York and New England. CNG Transmission Corporation is subject to regulation by the Federal Energy Regulatory Commission.

     CNG Producing Company is our exploration and production subsidiary. It explores for and produces gas and oil primarily in the Gulf of Mexico, the southern and western United States, the Appalachian region and Canada.

     CNG Retail Services Corporation was created in 1997 to market natural gas, electricity and related products and services to residential, commercial and small industrial customers. CNG Products and Services, Inc. also provides energy-related services to customers of our local distribution subsidiaries and others.

     CNG International Corporation was formed in 1996 to invest in foreign energy activities. It currently holds interests in companies owning and operating gas pipelines in Australia, and gas and electric utility companies in Argentina.

     On February 22, 1999, we announced with Dominion Resources, Inc. that a definitive merger agreement was approved by the boards of directors of both companies. Dominion Resources is a holding company with businesses in regulated and competitive electric power, natural gas and oil development and selected financial services. Dominion Resources's principal business subsidiary is Virginia Electric and Power Company, a regulated public utility engaged in the generation, transmission, distribution and sale of electric energy in Virginia and northeastern North Carolina.

     Under the merger agreement, as amended, our shareholders would receive a combination of Dominion Resources common stock and cash with an aggregate firm value of $66.60 per share of common stock. Up to 60% of the consideration to our shareholders will be in the form of Dominion Resources common stock and the balance will be in cash. The companies anticipate that as a result of the merger, we will become a wholly owned subsidiary of Dominion Resources. After the merger, Dominion Resources will not guarantee any of the debt securities offered hereby.

     Dominion Resources has publicly announced that it expects to obtain required SEC approval under the Public Utility Holding Company Act of 1935 of its plan to have us become a wholly owned subsidiary of Dominion Resources. In the event that SEC approval of this structure is not obtained, the merger agreement provides for an alternative structure under which we would be merged into Dominion Resources with Dominion Resources as the surviving entity. For a further discussion about the Dominion Resources transaction, see our joint proxy statement/prospectus incorporated by reference in this prospectus.

     The merger transaction is conditioned, among other things, upon the approvals of shareholders of both companies, opinions of counsel on the tax-free nature of the stock portion of the transaction, approvals of various federal regulatory agencies, and the completion of regulatory processes in the states where the combined company will operate. The transaction is not conditioned upon obtaining financing. As of now, the merger has been approved by shareholders of both companies, the Federal Energy Regulatory Commission, the Federal Trade Commission and regulators in Virginia, Pennsylvania, Ohio, North Carolina and West Virginia. The Virginia State Corporation Commission's approval is based on our agreement to sell or spin off Virginia Natural Gas, Inc. within 12 months after the merger is completed and is subject to certain conditions, one of which is that the approvals issued by the SEC are not inconsistent with the Virginia commission's order. The SEC is the only remaining governmental or regulatory body required to approve the merger.

     Due to the pending merger, Fitch IBCA, Moody's Investors Service and Standard & Poor's are reviewing our rated debt for a possible downgrade.

                     INFORMATION ON DOMINION RESOURCES, INC.

     While we have included in and incorporated in this prospectus by reference information concerning Dominion Resources, Inc. to the extent it is known or reasonably available to us, as of the date of this prospectus, Dominion Resources is not affiliated with us. Although we have no knowledge that would indicate that statements relating to Dominion Resources included in and incorporated by reference in this prospectus in reliance upon publicly available information are inaccurate or incomplete, we were not involved in the preparation of such information and statements and, for the foregoing reasons, are not in a position to verify any such information or statements.

                                 USE OF PROCEEDS

     The proceeds from the sale of the debt securities will be added to our treasury funds and subsequently used to finance capital expenditures, for general corporate purposes, to purchase our common stock in the open market and/or to acquire, retire or redeem debt securities issued by us as authorized by the SEC under the Holding Company Act. The balance of funds required for these purposes is expected to be obtained principally from internal cash generation and the issuance of other debt or equity securities. Reference is made to the documents incorporated by reference herein for information relating to estimated capital expenditures.

                        CERTAIN TERMS AND DESCRIPTIONS OF
                          DEBT SECURITIES AND INDENTURE

     The debt securities offered by this prospectus will be issued in one or more series under an indenture dated as of April 1, 1995 between our company and United States Trust Company of New York, as trustee, the form of which is incorporated by reference in the registration statement of which this prospectus is a part.

     The following summaries of certain provisions of the indenture are not complete and are qualified in their entirety by express reference to the indenture and the securities resolutions or supplemental indentures establishing each series of the debt securities (copies of which have been or will be filed with the SEC). The term "debt securities" means the debt securities of our company, including but not limited to the debt securities offered by this prospectus, that are issued under the indenture described above. Certain terms defined in the indenture are used in this summary without definition.

     The indenture does not limit the amount of debt securities that can be issued thereunder and provides that the debt securities may be issued from time to time in one or more series pursuant to the terms of one or more securities resolutions or supplemental indentures establishing such series. As of the date of this prospectus, there were debt securities aggregating $1,350 million outstanding under the indenture. The debt securities will be unsecured and will rank on a parity with all of our other unsecured and unsubordinated debt. Although the indenture provides for the possible issuance of debt securities in other forms or currencies, the only debt securities covered by this prospectus will be debt securities denominated in U.S. dollars in registered form without coupons. Consequently, information contained in the indenture relating to the offer and sale of debt securities in other forms or currencies is not provided in this prospectus.

Certain Terms of the Debt Securities

     Please refer to the prospectus supplement for the following terms, if applicable, of the debt securities offered thereby:


o    the designation, aggregate principal amount                 o    any tax indemnity provisions
     and denominations

o    the price at which such debt securities will be             o    the portion of principal payable upon acceleration
     issued and, if an index, formula or other method                 of a Discounted Security (as defined below)
     is used, the method for determining amounts of
     principal or interest

o    the maturity date and other dates, if any, on               o    whether and upon what terms debt securities may be
     which principal will be payable                                  defeased

o    the interest rate (which may be fixed or                    o    any events of default or restrictive covenants in
     variable), if any                                                addition to or in lieu of those set forth in the
                                                                      indenture

o    the date or dates from which interest will accrue           o    provisions for electronic issuance of debt
     and on which interest will be payable, and the                   securities or for debt securities in
     record dates for the payment of interest                         uncertificated form


o    the manner of paying principal or interest                  o    any additional provisions or other special terms
                                                                      not inconsistent with the provisions of the
                                                                      indenture, including any terms that may be
                                                                      required or advisable under United States or other
                                                                      applicable laws or regulations, or advisable in
                                                                      connection with the marketing of the debt
                                                                      securities (Section 2.01)

o the place or places where principal and interest will be payable

o the terms of any mandatory or optional redemption by us

o the terms of any redemption at the option of holders

o whether such debt securities are to be represented in whole or in part by a debt security in global form and, if so, the identity of the depositary for any global security

     We may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to the series. Global securities may be issued in registered or uncertificated form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred except as a whole by the depositary to a nominee or a successor depositary. (Section 2.12) The specific terms of the depositary arrangement with respect to any debt securities of a series will be described in the prospectus supplement relating to the series.

     We may issue debt securities of any series as registered debt securities or uncertificated securities, as specified in the terms of the series. (Section 2.01) Unless otherwise indicated in the prospectus supplement, we will issue registered debt securities in denominations of $1,000 and whole multiples thereof. We will issue global securities in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

     Debt securities may be issued under the indenture as Discounted Securities to be offered and sold at a substantial discount from the principal amount thereof. Special United States federal income tax and other considerations applicable thereto will be described in the prospectus supplement relating to such Discounted Securities.

     "Discounted Security" means a debt security where the amount of principal due upon acceleration is less than the stated principal amount.

Certain Covenants

     The debt securities will not be secured by any properties or assets and will represent unsecured debt of our company. The indenture does not limit the amount of unsecured debt that we can incur.

     As discussed below, the indenture includes certain limitations on our ability to create liens and to enter into sale and leaseback transactions. The covenants described below will apply unless otherwise indicated in a prospectus supplement, and any obligations thereunder are subject to termination upon defeasance. See "Legal Defeasance and Covenant Defeasance" below. The covenants contained in the indenture do not afford holders of the debt securities protection in the event of a highly leveraged or other transaction involving our company that may adversely affect holders of the debt securities.

Limitation on Liens

     The debt securities will be entitled to the benefit of a covenant in the indenture which provides that we shall not, and shall not permit any Restricted Subsidiary to, incur any mortgage, pledge, security interest or lien (collectively, "Lien") on Principal Property to secure a Debt unless:

          (1) the Lien equally and ratably secures the debt securities and the Debt provided that the Lien may not secure an obligation of our company that is subordinated to the debt securities;

          (2) the Lien secures Debt incurred to finance all or some of the purchase price or the cost of construction or improvement of our property or the property of a Restricted Subsidiary and does not extend to any other Principal Property (other than to unimproved real property used for the construction or improvement) owned by us or a Restricted Subsidiary at the time the Lien is incurred and which Lien may not be incurred more than one year after the later of the (a) acquisition, (b) completion of construction or improvement, or (c) commencement of full operation of the property subject to the Lien;

          (3) the Lien is on property of a corporation at the time the corporation merges into or consolidates with us or a Restricted Subsidiary;

          (4) the Lien is on property at the time our company or a Restricted Subsidiary acquires the property;

          (5) the Lien is on property of a corporation at the time the corporation becomes a Restricted Subsidiary;

          (6) the Lien secures Debt of a Restricted Subsidiary owing to us or another Restricted Subsidiary;

          (7) the Lien is in favor of a government or governmental entity and secures (a) payments pursuant to a contract or statute, (b) the ability of our company to maintain self-insurance under or participate under any State insurance fund under legislation designated to insure our employees against injury or occupational diseases, or (c) Debt incurred to finance all or some of the purchase price or cost of construction or improvement of the property subject to the Lien;

          (8) the Lien secures Debt which is payable, both with respect to principal and interest, solely out of the proceeds of oil, gas, coal or other minerals to be produced from the property subject thereto and to be sold or delivered by us or a Subsidiary, including any interest of the character commonly referred to as a "production payment";

          (9) the Lien is created or assumed by a Subsidiary on oil, gas, coal or other mineral property owned or leased by a Subsidiary to secure Debt of such Subsidiary for the purposes of developing such properties, including any interest of the character commonly referred to as a "production payment"; provided, however, that neither we nor any other Subsidiary shall assume or guarantee such Debt or otherwise be liable in respect thereof;

          (10) the Lien extends, renews or replaces in whole or in part a Lien ("existing Lien") permitted by any of clauses (1) through (9) provided that the Debt secured by the Lien may not exceed the Debt secured at the time by the existing Lien unless the existing Lien or a predecessor Lien was incurred under clause (1) or (6) and the Lien may not extend beyond (a) the property subject to the existing Lien (other than property that at the time is not Principal Property) and (b) improvements and construction on such property;

          (11) the Debt plus all other Debt secured by Liens on Principal Property at the time does not exceed 10% of Consolidated Net Tangible Assets (excluding from all other Debt in the determination:

               (a) Debt secured by a Lien permitted by any of clauses (1) through (10) and (12), and

               (b) Debt secured by a Lien incurred prior to the date of the indenture that would have been permitted by any of those clauses if the indenture had been in effect at the time the Lien was incurred), provided that Attributable Debt for any lease permitted by clause (3) under "Limitation on Sale and Leaseback" below must be included in the determination and treated as Debt secured by a Lien on Principal Property not otherwise permitted by any of clauses (1) through (10) or (12)); or

          (12) the Lien is a Permitted Lien.

(Section 4.04)

     "Attributable Debt" for a lease means, as of the date of determination, the present value of net rent for the remaining term of the lease. Rent shall be discounted to present value at a discount rate that is compounded semiannually. The discount rate shall be 10% per annum or, if we elect, the discount rate shall be equal to the weighted average Yield to Maturity of the debt securities. Such average shall be weighted by the principal amount of the securities of each series issued under the indenture or, in the case of Discounted Securities, the amount of principal that would be due as of the date of determination if payment of the debt securities were accelerated on that date. (Section 4.01)

     "Consolidated Net Tangible Assets" means total assets less

          (a) total current liabilities (excluding short-term Debt and payments due within one year on Long-Term Debt) and deferred credits,

          (b) intangible assets, including, without limitation, goodwill, copyrights, trademarks, trade names, patents and unamortized debt discount and expense,

          (c) reserves, including reserves for estimated rate refunds pending the outcome of a rate proceeding to the extent such refunds have not been finally determined, but excluding reserves for deferred differences,

          (d) advances to finance oil and natural gas exploration and development to the extent that the Debt related thereto is excluded from Long-Term Debt,

          (e) an amount equal to the amount excluded from Long-Term Debt representing "production payment" financing of oil or natural gas exploration and development by us or our consolidated Subsidiaries, and

          (f) minority interests in common stocks and surplus in Subsidiaries,

in each case as reflected in our most recent consolidated balance sheet preceding the date of a determination under clause (11) of the first paragraph under "Limitation on Liens" above. (Section 4.01)

     "Debt" means any debt for borrowed money or any guarantee of such a debt; provided, however, Debt shall not include Debt of a partnership of which a Subsidiary is a general partner and such Debt shall not include Debt which is nonrecourse to us or a Subsidiary except, in each case, to the extent of the investment in such Subsidiary by us or a Subsidiary and any guarantee of our Debt or the Debt of such Subsidiary by us or such Subsidiary. (Section 4.01)

     "Permitted Liens" includes, among other items, the pledge or assignment in the ordinary course of business of gas inventory, accounts receivable or customers' installment paper. (Section 4.01)

     "Principal Property" means any property or asset used in connection with or relating to the transmission, distribution, exploration or production of natural gas whether now or hereafter owned, located in the United States (excluding territories and possessions), the net depreciated book value of which on the date as of which the determination is being made exceeds 3% of our Consolidated Net Tangible Assets, except any such property or asset that in the opinion of the board or management (evidenced by a certified board resolution or an officers' certificate delivered to the trustee) is not of material importance to the total business conducted by us and our consolidated Subsidiaries. (Section 4.01)

     "Restricted Subsidiary" means a Wholly Owned Subsidiary that has substantially all of its assets located in the United States (excluding territories and possessions) and owns a Principal Property. (Section 4.01)

Limitation on Sale and Leaseback

     The debt securities will be entitled to the benefit of a covenant in the indenture which provides that we shall not, and shall not permit any Restricted Subsidiary to, enter into a Sale-Leaseback Transaction with respect to any Principal Property acquired or placed into service more than 180 days before the effective date of such lease unless:

          (1) the lease has a term of three years or less;

          (2) the lease is between us and a Restricted Subsidiary or between Restricted Subsidiaries;

          (3) either we or a Restricted Subsidiary under any of clauses (2) through (11) under "Limitation on Liens" above could create a Lien on the property to secure Debt at least equal in amount to the Attributable Debt for the lease; or

          (4) either we or a Restricted Subsidiary within 180 days of the effective date of the lease retires our Long-Term Debt or the Long-Term Debt of a Restricted Subsidiary at least equal in amount to the Attributable Debt for the lease.

A Debt is retired when it is paid or canceled. However, we or a Restricted Subsidiary may not receive credit for retirement of: (1) Debt of our company that is subordinated to the debt securities; or (2) Debt, if paid in cash, that is owned by us or a Restricted Subsidiary. (Section 4.05)

     "Sale-Leaseback Transaction" means an arrangement pursuant to which we or a Restricted Subsidiary now owns or hereafter acquires a Principal Property, transfers it to a person, and leases it back from the person. (Section 4.01)

Successor Obligor

     The debt securities will be entitled to the benefit of a covenant in the indenture which provides that we will not consolidate with or merge into, or transfer all or substantially all of our assets to, any person, unless:

          (1) the person is organized under the laws of the United States or a State thereof;

          (2) the person assumes by supplemental indenture all our obligations under the indenture and the debt securities;

          (3) immediately after the transaction no Default (as defined) exists; and

          (4) if as a result of the transaction, a Principal Property would become subject to a Lien not permitted by the provisions described under "Limitation on Liens" above, to the extent applicable, we or such person secures the debt securities equally and ratably with or prior to all obligations secured by the Lien.

The successor will be substituted for us, and thereafter all of our obligations under the indenture and the debt securities shall terminate. (Section 5.01)

Exchange of Debt Securities

     Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered debt securities at an agency of ours maintained for such purpose and upon fulfillment of all other requirements of the transfer agent. (Section 2.07)

Defaults and Remedies

     Unless the securities resolution or supplemental indenture establishing the terms of a series otherwise provides, an "Event of Default" with respect to the series of debt securities will occur if:

          (1) we default in any payment of interest on any debt securities of the series when the same becomes due and payable and the Default continues for a period of 60 days;

          (2) we default in the payment of the principal of any debt securities of the series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise;

          (3) we default in the payment or satisfaction of any sinking fund obligation with respect to any debt securities of a series as required by the securities resolution or supplemental indenture establishing the terms of such series and the Default continues for a period of 60 days;

          (4) we default in the performance of any of our other agreements applicable to the series and the Default continues for 120 days after the notice specified in the indenture;

          (5) pursuant to or within the meaning of any Bankruptcy Law:

               (a) we commence a voluntary case,

               (b) we consent to the entry of an order for relief against it in an involuntary case,

               (c) we consent to the appointment of a Custodian for us or for all or substantially all of our property, or

               (d) we make a general assignment for the benefit of our creditors; or

          (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (a) is for relief against us in an involuntary case,

               (b) appoints a Custodian for us or for all or substantially all of our property, or

               (c) orders that we be liquidated;

     and the order or decree remains unstayed and in effect for 60 days. (Section 6.01)

     The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law. (Section 6.01)

     A Default under clause (4) is not an Event of Default until the trustee or the holders of at least 25% in principal amount of the series notify us of the Default and we do not cure the Default within the time specified after receipt of the notice. The trustee may require indemnity satisfactory to it before it enforces the indenture or the debt securities of the series. Subject to certain limitations, holders of a majority in principal amount of the debt securities of the series may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the series notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interest.

     The failure to redeem any debt security subject to a Conditional Redemption is not an Event of Default if any event on which such redemption is so conditioned does not occur before the redemption date.

     The indenture does not have a cross-default provision. Thus, a default by us on any other debt (including any other series of debt securities outstanding under the indenture) would not constitute an Event of Default.

Amendments and Waivers

     The indenture and the debt securities may be amended, and any default may be waived as follows: The debt securities and the indenture may be amended with the consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. (Section 9.02) A default on a series may be waived with the consent of the holders of a majority in principal amount of the debt securities of the series. (Section 6.04) However, without the consent of each holder affected, no amendment or waiver may:
(Section 9.02)

          (1) reduce the amount of debt securities whose holders must consent to an amendment or waiver,

          (2) reduce the interest on or change the time for payment of interest on any debt security,

          (3) change the fixed maturity of any debt security,

          (4) reduce the principal of any debt security or reduce the amount of principal of any Discounted Security that would be due on acceleration thereof,

          (5) change the currency in which principal or interest on a debt security is payable, or

          (6) waive any default in payment of interest on or principal of a debt security.

Without the consent of any holder, the indenture or the debt securities may be amended: (Section 9.01)

          (1) to cure any ambiguity, omission, defect or inconsistency,

          (2) to provide for assumption of our obligations to holders in the event of a merger or consolidation requiring such assumption,

          (3) to provide that specific provisions of the indenture not apply to a series of debt securities not previously issued,

          (4) to create a series and establish its terms,

          (5) to provide for a separate trustee for one or more series, or

          (6) to make any change that does not materially adversely affect the rights of any holder.

Legal Defeasance and Covenant Defeasance

     Debt securities of a series may be defeased in accordance with their terms and, unless the securities resolution or supplemental indenture establishing the terms of the series otherwise provides, as set forth below. We at any time may terminate as to a series all of our obligations (except for certain obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a debt security, to replace destroyed, lost or stolen debt securities and to maintain agents in respect of the debt securities) with respect to the debt securities of the series and the indenture ("legal defeasance"). We at any time may terminate as to a series our obligations with respect to the debt securities of the series under the covenants described under "Certain Covenants" or other covenants which may be added for the benefit of a particular series of debt securities ("covenant defeasance").

     We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, a series may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option, a series may not be accelerated by reference to the covenants described under "--Certain Covenants" or other covenants which may be added for the benefit of a particular series of debt securities. (Section 8.01)

     To exercise our legal defeasance option as to a series, we must deposit in trust (the "defeasance trust") with the trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the debt securities of the series to redemption or maturity and must comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders of the debt securities for Federal income tax purposes.

     "U.S. Government Obligations" are direct obligations of the United States of America which have the full faith and credit of the United States of America pledged for payment and which are not callable at the issuer's option, or certificates representing an ownership interest in such obligations. (Section 8.02)

Trustee

     United States Trust Company of New York will act as trustee and registrar for debt securities issued under the indenture and, unless otherwise indicated in a prospectus supplement, the trustee will also act as transfer agent and paying agent with respect to the debt securities. (Section 2.03) We may remove the trustee with or without cause by giving notice to the trustee six months in advance provided no Default occurs or is continuing during the six-month period. (Section 7.07)

                              BOOK-ENTRY SECURITIES

     The debt securities may be issued in the form of one or more global certificates (collectively, with respect to each series or issue of debt securities, the "global security") registered in the name of a depositary or a nominee of a depositary. Unless otherwise specified in the applicable prospectus supplement, the depositary will be The Depository Trust Company ("DTC"). We have been informed by DTC that its nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the initial registered holder of the debt securities that are issued in global form. No person that acquires an interest in such debt securities will be entitled to receive a certificate representing such person's interest in such debt securities except as set forth herein or in the accompanying prospectus supplement. Unless and until definitive debt securities are issued under the limited circumstances described below, all references to actions by holders of debt securities issued in global form shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to payments and notices to such holders shall refer to payments and notices to DTC or Cede, as the registered holder of such debt securities.

     DTC has informed us that it is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act, and that it was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions among Participants through electronic book-entry, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Holders that are not Participants or Indirect Participants but that desire to purchase, sell or otherwise transfer ownership of, or other interests in, debt securities may do so only through Participants and Indirect Participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the agent designated by us to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or holders. Holders will not be recognized by the trustee or us as registered holders of the debt securities entitled to the benefits of the indenture or the terms of the debt securities. Holders that are not Participants will be permitted to exercise their rights as such only indirectly through and subject to the procedures of Participants and, if applicable, Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of debt securities among Participants and to receive and transmit payments to Participants. Participants and Indirect Participants with which holders have accounts with respect to the debt securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders.

     Because DTC can act only on behalf of Participants, who in turn act only on behalf of holders or Indirect Participants, and on behalf of certain banks, trust companies and other persons approved by it, the ability of a holder to pledge debt securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such debt securities, may be limited due to the absence of physical certificates for such debt securities.

     DTC has advised us that it will take any action permitted to be taken by a registered holder of any debt securities under the indenture or the terms of the debt securities only at the direction of one or more Participants to whose accounts with DTC such debt securities are credited.

     A global security will be exchangeable for the relevant definitive debt securities registered in the names of persons other than DTC or its nominee only if:

          (i) DTC notifies us that it is unwilling or unable to continue as depository for such global security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered in order to act as such depository,

          (ii) we execute and deliver to the trustee an order complying with the requirements of the indenture that such global security shall be so exchangeable or

          (iii) there has occurred and is continuing a default in the payment of principal of, premium, if any, or interest on, the debt securities or an Event of Default or an event that, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to such debt securities.

Any global security that is exchangeable pursuant to the preceding sentence will be exchangeable for debt securities or definitive debt securities registered in such names as DTC directs.

     Upon the occurrence of any event described in the immediately preceding paragraph, DTC is generally required to notify all Participants of the availability through DTC of definitive debt securities. Upon surrender by DTC of the global security representing the debt securities and delivery of instructions for re-registration, the trustee will reissue the debt securities as definitive debt securities, and thereafter the trustee will recognize the holders of such definitive debt securities as registered holders of debt securities entitled to the benefits of the indenture or the terms of the debt securities, as the case may be.

     Except as described above, the global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or a successor depositary appointed by us. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security evidencing all or part of the debt securities unless such beneficial interest is in an amount equal to an authorized denomination for the debt securities.

                              PLAN OF DISTRIBUTION

     We may solicit offers from time to time to sell the debt securities to, for reoffer to the public through, underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. The debt securities may be sold upon receipt of proposals pursuant to competitive bidding, or as may otherwise be permitted, under the Holding Company Act. We have also been authorized by the SEC acting under the Holding Company Act to sell the debt securities through negotiated transactions in public offerings through underwriters and investment bankers, or to institutional investors in private placements. We may also sell the debt securities through dealers or agents.

     Any specific managing underwriter or underwriters with respect to the offer and sale of the debt securities and the members of the underwriting syndicate, if any, will be named in a prospectus supplement. Underwriters will not be obligated to make a market in any of the debt securities. Unless otherwise set forth in a prospectus supplement, underwriters will be obligated to purchase all of the debt securities offered, subject to certain conditions precedent.

     The prospectus supplement will describe the discounts and commissions to be allowed or paid to underwriters, if any, all other items constituting underwriting compensation, the discounts and commissions to be allowed or paid to dealers and agents, if any, and the exchanges, if any, on which the debt securities will be listed.

     Underwriters, dealers and agents may be entitled, under agreements to be entered into with the us, to indemnification against or to contribution with respect to certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

                                 LEGAL OPINIONS

     The legality of the debt securities will be passed upon for us by Stephen
E. Williams, Senior Vice President, General Counsel for our company and our subsidiary, Consolidated Natural Gas Service Company, Inc., and Norbert F. Chandler, counsel for our company and a General Attorney of Consolidated Natural Gas Service Company, Inc.

     At November 30, 1999, Mr. Williams owned directly and/or beneficially 30,274 shares of our common stock. As of the same date, Mr. Chandler directly and/or beneficially owned 6,596 shares of our common.

     Certain legal matters in connection with the debt securities will be passed upon by Cahill Gordon & Reindel, a partnership including a professional corporation, New York, New York, for the underwriters or purchasers, if any. Cahill Gordon & Reindel represents us in various other legal matters.

                                     EXPERTS

     The consolidated financial statements of Consolidated Natural Gas Company and its Subsidiaries incorporated in this prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The estimates of gas and oil reserves included in the aforesaid 1998 Annual Report are incorporated in this prospectus by reference thereto in reliance upon the report of Ralph E. Davis Associates, Inc., independent geologists, as experts.

     The financial statements of Dominion Resources, Inc. and subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemized statement of the estimated amounts of all expenses for one offering in connection with the issuance and distribution of the debt securities. It is likely that an offering of the debt securities will be made by sales through more than one offering.

     Filings Fees, Securities and Exchange Commission(1).............$264,000
     Printing or Processing of Registration Statement,
         prospectus, Indenture, Definitive debt securities,
         Purchase Agreement and other Miscellaneous Papers............100,000
     Trustee's Acceptance and other Charges............................10,000
     Legal Fees of Counsel for the Trustee..............................5,000
     Independent Accountants' Fees and Expenses........................70,000
     Rating Fees (Moody's Investors Service, Inc.,
         Standard & Poor's Corporation, Duff & Phelps,
         Inc., Fitch Investors Service, Inc.).........................230,000
     Blue Sky Legal Fees and Expenses..................................12,000
     Service Charges (including legal fees),
         Consolidated Natural Gas Service Company, Inc.................25,000
     Other Miscellaneous Expenses......................................10,000
                                                                    ---------
     Total Expenses..................................................$726,000
                                                                    =========

(1) To be prorated among the number of offerings by the aggregate amount thereof if more than one offering.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article Fourteenth of the Company's Certificate of Incorporation reads as follows:

     "FOURTEENTH. To the full extent that the General Corporation Law of the State of Delaware, as the same now exists, permits elimination or limitation of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     To the full extent permitted by law, all directors of the Corporation shall be afforded any exemption from liability or limitation of liability permitted by any subsequent enactment, modification or amendment of the General Corporation Law of the State of Delaware.

     Any repeal or modification of either or both of the foregoing paragraphs by the stockholders of the Corporation shall not adversely affect any exemption from liability, limitation of liability, or other right of a director of the Corporation with respect to any matter occurring prior to such repeal or modification."

     The Bylaws of the Company provide as follows:

     "A. Each person who at any time is, or shall have been a director, officer, or employee of the Corporation, or serves or has served as a director, officer, employee, fiduciary or other representative of another company, partnership, joint venture, trust, association or other enterprise (including any employee benefit plan), where such service was specifically requested by the Corporation in accordance with (E) below, or the established guidelines for participation in outside positions (such service hereinafter being referred to as "Outside Service"), and is threatened to be or is made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he is, or was, a director, officer, or employee of the Corporation or a director, officer, employee, fiduciary or other representative of such enterprise, shall be indemnified against expenses (including attorney's fees), judgments, fines and amounts paid in settlement ("Loss") actually and reasonably incurred by him in connection with any such Proceeding to the full extent permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment). The Corporation shall indemnify any person seeking indemnity in connection with any Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) initiated by such person was authorized by the Board of Directors of the Corporation. With respect to any Loss arising from Outside Service, the Corporation shall provide such indemnification only if and to the extent that (i) such other company, partnership, joint venture, trust, association or enterprise is not legally permitted or financially able to provide such indemnification, and (ii) such Loss is not paid pursuant to any insurance policy other than any insurance policy maintained by the Corporation.

     B. The right to be indemnified pursuant to the Bylaws shall include the right to be paid by the Corporation for expenses, including attorneys' fees, incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director, officer, or employee, in which such director, officer or employee agrees to repay all amounts so advanced if it should be determined ultimately that such director, officer or employee is not entitled to be indemnified under applicable law.

     C. The right of any director or officer (but not employee) to be indemnified or to the reimbursement or advancement of expenses pursuant to the Bylaws (i) is a contract right based upon good and valuable consideration, pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and the director or officer, and (ii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

     D. The right to be indemnified or to the reimbursement or advancement of expenses pursuant to the Bylaws shall in no way be exclusive of any other rights of indemnification or advancement to which any such director, officer or employee may be entitled, under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person.

     E. Any person who is serving or has served as a director, officer, employee or fiduciary of (i) another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation at the time of such service, or (ii) any employee benefit plan of the Corporation or any other such corporation, shall be deemed to be doing or have done so at the request of the Corporation."

     The Delaware General Corporation Law, Section 145, provides that a Delaware corporation has power to indemnify its officers, directors, employees and agents.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable.

     The Company purchases directors' and officers' liability insurance.

ITEM 16. EXHIBITS

     Exhibit No. Exhibit

     1.1 Standard Purchase Agreement Provisions - debt securities including Form of Purchase Agreement (incorporated by reference to Exhibit 1 to Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-3 filed on March 14, 1995 (Registration No. 33-52585)).

     4.1 Indenture dated as of April 1, 1995 between the Company and the United States Trust Company of New York (incorporated by reference to Exhibit 4 to Post-Effective Amendment No. 1 to Form S-3, Registration No. 33-52585, filed on March 14, 1995).

     5.1* Opinion of Counsel for Consolidated Natural Gas Company as to the legality of the debt securities being registered.

     12.1 Computation of Ratio of Earnings to Fixed Charges for the calendar years 1994-1998, inclusive (incorporated by reference to Exhibit 12 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998).

     12.2 Computation of Ratio of Earnings to Fixed Charges for the quarter ended September 30, 1999 (incorporated by reference to Exhibit 12 to the Company's Quarterly Report on Form 10-Q for the Quarter ended September 30, 1999).

     23.1* Consents of Stephen E. Williams and Norbert F. Chandler (included in opinion filed as Exhibit 5.1).

     23.2* Consent of PricewaterhouseCoopers LLP.

     23.3* Consent of Deloitte & Touche LLP.

     23.4* Consent of Independent Geologists.

     24.1* Power of Attorney (contained on the signature pages hereto).

     25.1* Statement of Eligibility of Trustee.

     *    Filed herewith.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offer of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) In the event that the terms of any offers and sales of the debt securities are determined by competitive bidding (i) to use its best efforts to distribute, prior to the opening of bids, to prospective bidders, underwriters and dealers a reasonable number of copies of a prospectus which at the time meets the requirements of section 10(a) of the Securities Act of 1933, and relating to the securities offered at competitive bidding, as contained in the registration statement together with any supplements thereto and (ii) to file an amendment to the registration statement reflecting the results of competitive bidding.

     (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Company, pursuant to the provisions described under Item 15 above, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director or officer of the Company in the successful defense of any action, suit or proceeding) is asserted by such director or officer in connection with the securities being registered hereby and the Securities and Exchange Commission is still of the same opinion, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in said Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Consolidated Natural Gas Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on December 14, 1999.

                               CONSOLIDATED NATURAL GAS COMPANY


                               By:  /s/ D.M. Westfall
                                    ----------------------------------------
                                    Name:  D.M. Westfall
                                    Title: Senior Vice President and Chief
                                           Financial Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints George A. Davidson, Jr. and D.M. Westfall and each acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                         Date
---------                                   -----                                         ----

           /s/ G. A. Davidson, Jr.          Chairman of the Board, Chief Executive        December 14, 1999
--------------------------------------      Officer and Director (Principal Executive
            G.A. Davidson, Jr.              Officer)


             /s/ D.M. Westfall              Senior Vice President and Chief Financial     December 14, 1999
--------------------------------------      Officer (Principal Financial Officer)
              D.M. Westfall

            /s/ S. R. McGreevy              Vice President, Accounting and Financial      December 14, 1999
--------------------------------------      Control (Principal Accounting Officer)
              S. R. McGreevy




                                      II-5


           /s/ W.S. Barrack, Jr.            Director                                      December 14, 1999
--------------------------------------
            W.S. Barrack, Jr.

             /s/ J.W. Connolly              Director                                      December 14, 1999
--------------------------------------
              J.W. Connolly

              /s/ R.E. Galvin               Director                                      December 14, 1999
--------------------------------------
               R.E. Galvin

              /s/ R.J. Groves               Director                                      December 14, 1999
--------------------------------------
               R.J. Groves

               /s/ P.E. Lego                Director                                      December 14, 1999
--------------------------------------
                P.E. Lego

             /s/ M.A. McKenna               Director                                      December 14, 1999
--------------------------------------
               M.A. McKenna

              /s/ S.A. Minter               Director                                      December 14, 1999
--------------------------------------
               S.A. Minter

             /s/ R.P. Simmons               Director                                      December 14, 1999
--------------------------------------
               R.P. Simmons


                                  EXHIBIT INDEX

Exhibit No.        Exhibit                                          Page

     1.1* Standard Purchase Agreement Provisions - debt securities including Form of Purchase
          Agreement (incorporated by reference to
          Exhibit 1 to Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-3 filed on March 14, 1995
          (Registration No. 33-52585)).

     4.1* Indenture dated as of April 1, 1995 between the Company and the United States Trust
          Company of New York (incorporated by
          reference to Exhibit 4 to Post-Effective
          Amendment No. 1 to Form S-3, Registration No.
          33-52585, filed on March 14, 1995).

     5.1  Opinion of Counsel for Consolidated Natural
          Gas Company as to the legality of the debt securities being registered.

     12.1* Computation of Ratio of Earnings to Fixed
          Charges for the calendar years 1994-1999, inclusive (incorporated by reference to
          Exhibit 12 to the Company's Annual Report on
          Form 10-K for the year ended December 31,
          1998).

     12.2* Computation of Ratio of Earnings to Fixed
          Charges for the quarter ended September 30, 1999 (incorporated by reference to Exhibit 12 to the Company's Quarterly Report on Form
          10-Q for the Quarter ended September 30,
          1999).

     23.1 Consents of Stephen E. Williams and Norbert
          F. Chandler (included in opinion filed as Exhibit 5.1).

     23.2 Consent of PricewaterhouseCoopers LLP.

     23.3 Consent of Deloitte & Touche LLP.

     23.4 Consent of Independent Geologists.

     24.1 Power of Attorney (contained on the signature pages hereto).

     25.1 Statement of Eligibility of Trustee.

*  Previously Filed